THIS CANCELLATION AGREEMENT is made the 30th day of March 2008

BETWEEN

(1) **Roots Biopack Group Limited ("ROOTS")**, a company incorporated under the laws of British Virgin Islands (company number: 1027505) of 18th Floor, Metroplaza Tower 2, No. 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong of the one part; and

(2) **Tayna Environmental Technology Co. Limited ("TAYNA")**, a company incorporated under the laws of Hong Kong (company number: 1122308) of 7th Floor, Keng Sing Industrial Building, 132-134 Tai Lin Pai Road, Kwai Chung, New Territories, Hong Kong of the other part.

WHEREAS:

(A) ROOTS is the owner of certain technologies including intellectual property rights therein (hereinafter referred to as the **"Technology"**) for the production and manufacture of the certain products (the **"Products"**) and certain machines (the **"Machines"**) used to produce the Products through its wholly owned subsidiaries Jiangmen Roots Biopack Limited, a PRC corporation (company number: 200394), Roots Biopack (Intellectual Property) Ltd, a company incorporated under the laws of Hong Kong (company number: 0966827) and Roots Biopack Limited, a company incorporated under the laws of Hong Kong (company number 0901162).

(B) By an Agreement dated 19th August 2007 and made between the parties hereto (the **"Tayna Agreement"**), ROOTS agreed to: (i) sell to TAYNA the Machines together with peripheral and side equipment, (ii) transfer the Technology, (iii) set up the production line for the Products and all its ancillary facilities and render technical assistance therefore, (iv) grant to TAYNA manufacturing licences to use the Technology for the manufacture and sale of the Products, (v) to appoint TAYNA as its sole manufacturer and supplier of the Products and to guarantee purchase and (vi)

to manage the manufacturing operation. In return, TAYNA agreed to manufacture the Products and sell them to ROOTS with ROOTS' trademark or to any third party without ROOTS' trademark. The main purpose of the Tayna Agreement and the licences granted by ROOTS thereunder was to enable TAYNA to apply and master methods and processes for the production, manufacture and sale of the Products.

(C) Pursuant to the Tayna Agreement, TAYNA made payments in the total sum of US$1,146,102.56 (the **"Deposit"**), the particulars of which are set out in the First Schedule hereto.

(D) At the request of ROOTS, TAYNA has agreed to make a loan to ROOTS in the amount of the Deposit the terms of which are set out in a separate Loan Agreement dated of even date herewith (the **"Loan Agreement"**), a copy of which is attached to this Agreement as the Second Schedule.

(E) The parties hereto have agreed to cancel the Tayna Agreement on the terms set out in this Agreement.

IT IS HEREBY AGREED as follows :-

1. The Tayna Agreement is hereby cancelled and shall have no further effect whatsoever.

2. Upon execution and delivery to each party of a fully executed original of this Agreement, TAYNA shall forthwith be entitled to the return of the Deposit in the sum of US$1,146,102.56 from ROOTS, which shall be paid to TAYNA by ROOTS by way of the delivery of the Loan Agreement.

3. TAYNA agrees to lend to ROOTS and ROOTS agrees to borrow from TAYNA the sum of US$1,146,102.56 and they agree to enter into the Loan Agreement in the form set out in the Second Schedule hereto upon signing of this Agreement.

4. In the event that either party hereto has heretofore committed any breach of the Tayna Agreement, the other party hereby irrevocably renounces and waives all right to claim

against the defaulting party for the breach of the Tayna Agreement.

5. This Agreement embodies all of the terms and conditions agreed upon between the parties hereto and supersedes and cancels in all respect all previous correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

6. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereby submit to the non-excusive jurisdiction of the Hong Kong courts.

7. Each of the parties hereto shall bear and pay its own solicitors' costs and disbursements of and incidental to the preparation of this Agreement.

8. In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural number and vice versa, words importing the masculine gender only shall include the feminine gender and the neuter gender and words importing persons shall include companies or corporation.

FIRST SCHEDULE

Tayna Environmental Technology Co Limited
Payment Schedule
to
Roots Biopack Group Ltd

Date	Pay to	Payment Amount	Exchange Rate	Amount Equivalent to USD
02-Aug-2007	Roots Biopack Ltd	US$250,000		US$250,000.00
31-Aug-2007	Roots Biopack Ltd	HK$500,000	7.8000	US$64,102.56
31-Aug-2007	Roots Biopack Ltd	USD64,000		US$64,000.00
27-Sep-2007	Roots Biopack Ltd	HK$140,400	7.8000	US$18,000.00
05-Oct-2007	Starmetro Group Ltd	HK$1,549,900	7.7495	US$200,000.00
16-Oct-2007	Starmetro Group Ltd	HK$1,239,552	7.7472	US$160,000.00
02-Nov-2007	Biopack Environmental Ltd	HK$1,085,630	7.7545	US$140,000.00
07-Nov-2007	Biopack Environmental Ltd	US$250,000		US$250,000.00
				US$1,146,102.56

SECOND SCHEDULE

THIS LOAN AGREEMENT is made on the of March 2008

BETWEEN

(1) **Roots Biopack Group Limited ("the Borrower")**, a company incorporated under the laws of British Virgin Islands (company number: 1027505) of 18th Floor, Metroplaza Tower 2, No. 223 Hing Fong Road, Kwai Chung, New Territories, Hong Kong as the borrower of the one part; and

(2) **Tayna Environmental Technology Co. Limited ("the Lender")**, a company incorporated under the laws of Hong Kong (company number: 1122308) of 7th Floor, Keng Sing Industrial Building, 132-134 Tai Lin Pai Road, Kwai Chung, New Territories, Hong Kong as the lender of the other part.

IT IS HEREBY AGREED as follows:-

1. Subject to the terms and conditions of this Agreement, the Lender shall advance to the Borrower the amount of money more particularly described in paragraph (a) of the Schedule hereto ("Loan")

2. In consideration of the Loan, the Borrower hereby covenants with the Lender that the Borrower shall repay the Loan under this Agreement in the manner more particular by described in paragraph (b) of the Schedule hereto.

3. If default is made by the Borrower in repayment upon the due date of the Loan payable by the Borrower hereunder, the Borrower shall pay simple interest at the rate as provided in paragraph (c) of the Schedule hereto on the Loan from the date of default until the date the Loan is paid in full.

4. Notwithstanding anything contained in clauses 1 and 2, the Loan shall become immediately repayable at the election of the Lender and upon notice to the Borrower:-

(a) if an order is made or an effective resolution is passed for winding up the Borrower; or

(b) if the Borrower ceases or threatens to cease to carry on its business or substantially the whole of its business; or

(c) if an incumbrancer takes possession or a receiver is appointed of any substantial part of the assets of the Borrower; or

(d) if any distress execution sequestration or other process is levied or enforced upon or sued out against all or substantially all of the property of the Borrower and is not discharged within 60 days; or

(e) If the Borrower commits any material breach of this agreement and in the case of any breach capable of remedy fails to remedy the breach within 30 days of being required in writing by the Lender to do so; or

(f) if all or substantially all of the property of the Borrower is compulsorily acquired by or by order of any local or other authority and in consequence the business of the Borrower in the opinion of the Lender, acting reasonably, is adversely and materially affected; or

(g) there occurs a material adverse change in the Borrower's financial condition which would, in the opinion of the Lender, acting reasonably, prevent the Borrower from performing its obligations under this Agreement.

5. (a) The Borrower covenants with the Lender that so long as any part of the Loan is outstanding, the Borrower will and will procure that every subsidiary of the Borrower will: -

(i) carry on its business and undertaking in an efficient and business-like manner and will not make any substantial alteration in the nature of such business;

(ii) not, save with the written consent of the Lender, sell or otherwise dispose of all or substantially all of its assets;

(iii) not, save with the written consent of the Lender (which shall not be unreasonably withheld or delayed) make any loan or give any guarantee or provide any credit (other than normal trade credit given in the ordinary course of business); and

(iv) not, save with the written consent of the Lender (which shall not be unreasonably withheld or delayed), enter into any credit sale loan or hire purchase agreement.

(b) The Borrower further covenants with the Lender that so long as any part of the Loan or any interest due in respect of the Loan is outstanding no subsidiary of the Borrower will, save with the written consent of the Lender (which shall not be unreasonably withheld or delayed) issue any share capital which is not equity share capital which has been fully paid up.

6. The Lender shall not be entitled to assign the benefit of this Agreement without the written consent of the Borrower.

7. No failure or delay in exercising any power, right or privilege hereunder on the part of the Lender shall operate as a waiver thereof nor shall any single or partial exercise of any power, right or privilege preclude any other or further exercise of any other power, right or privilege. The rights and remedies herein provided in favour of the Lender are cumulative and are additional to any rights or remedies provided by law.

8. Any demand for payment or notice by the Lender hereunder shall, without prejudice to any other effective mode of giving or making the same, be deemed to have been sufficiently given or made hereunder on the Borrower if sent by overnight courier addressed to the Borrower at its registered office or last known business address in Hong Kong.

9. Any provision of this Agreement prohibited by or rendered unlawful or unenforceable under any applicable law shall, to the extent allowed by such law, be severed from the other provisions of this Agreement and shall not affect the legality, validity and enforceability of the other provisions of this Agreement.

10. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereby submit to the non-exclusive jurisdiction of the Hong Kong courts.

11. This Agreement embodies all the terms and conditions agreed upon between the parties hereto and supersedes and cancels in all respects all previous correspondence, understandings, agreements and undertaking (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

12. This Agreement shall be signed in duplicate and each party keeps one copy.

SCHEDULE

(a) Amount of the Loan

US DOLLARS ONE MILLION ONE HUNDRED AND FORTY SIX THOUSAND ONE HUNDRED AND TWO AND CENTS FIFTY SIX ONLY (USD1,146,102.56).

(b) Repayment Term

The Loan as aforesaid to be repaid within three (3) years from the date of signing of this Agreement with an option to renew for a term of two (2) calendar years upon written notice of such request duly served by the Borrower to the Lender no later than three (3) months prior to the due date of the Loan.

(c) Default Interest Rate

12% per annum

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED by Lau Kin Chung, its director for and on behalf of ROOTS BIOPACK GROUP LIMITED in presence of:-	))))))

SIGNED by Cai Zedian, its director for and on behalf of TAYNA ENVIRONMENTAL TECHNOLOGY CO. LIMITED in presence of:-	))))))

Dated the ____________ day of March 2008

ROOTS BIOPACK GROUP LIMITED

and

TAYNA ENVIRONMENTAL TECHNOLOGY CO. LIMITED

****

LOAN AGREEMENT

****

K. M. LAI & LI,
SOLICITORS & NOTARIES,
23RD FLOOR,
REGENT CENTRE,
88 QUEEN'S ROAD CENTRAL,
HONG KONG.
Ref.: D/JL/44270/2007

E:\280405\Secretary Sally Hui\JL\Agreement\Loan Agreement (44270-07) 3-28-08.doc

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first above written.

SIGNED by Lau Kin Chung, its director for)
and on behalf of ROOTS BIOPACK)
GROUP LIMITED in presence of:-)

LEUNG MAN MAN
SOLICITOR, HONG KONG SAR
K.M. LAI & LI

SIGNED by Cai Zedian, its director)
for and on behalf of TAYNA)
ENVIRONMENTAL TECHNOLOGY)
CO. LIMITED in presence of:-)

For and on behalf of
TAYNA ENVIRONMENTAL TECHNOLOGY CO. LIMITED
泰 南 環 保 科 技 有 限 公 司

Authorized Signature(s)

Dated 30th day of March 2008

ROOTS BIOPACK GROUP LIMITED

and

TAYNA ENVIRONMENTAL TECHNOLOGY CO. LIMITED

****

CANCELLATION AGREEMENT

****

K. M. LAI & LI,
SOLICITORS & NOTARIES,
23RD FLOOR,
REGENT CENTRE,
88 QUEEN'S ROAD CENTRAL,
HONG KONG
Ref : D/JL/44270/2007

E:\280405\Secretary Sally Hui\JL\Agreement\Agreement (44270-07) 3-28-08.doc